Exhibit 3.4

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “PACWEST BANCORP”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 2014, AT 12:32 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4523304 8100	/s/ Jeffrey W. Bullock
140466054	Jeffrey W. Bullock, Secretary of State
You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION : DATE :	1289826 04-14-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 04/14/2014
FILED 12:32 PM 04/14/2014
SRV 140466054 - 4523304 FILE

State of Delaware

Certificate of Correction of

Certificate of Merger of

CapitalSource Inc.
(a Delaware corporation)

with and into

PacWest Bancorp
(a Delaware corporation)

PacWest Bancorp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                                      The name of the corporation is PacWest Bancorp.

2.                                      A Certificate of Merger (the “Certificate”) of the corporation was filed by the Secretary of State of Delaware on April 7, 2014 and the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.                                      The inaccuracy or defect of the Certificate is as follows: the words “200,000,000” and “195,000,000”, appearing in the sixth line of Article Fourth of the Certificate, should be replaced with “205,000,000” and “200,000,000”, respectively.

4.                                      Article Fourth of the Certificate is corrected to read as follows:

“FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of PacWest immediately prior to the Merger, as amended hereby by changing the number of shares of stock that the Surviving Corporation is authorized to issue, so that the first sentence of Article Fourth thereof shall read as follows:

The total number of shares of all classes of stock which the corporation shall have authority to issue is 205,000,000, of which 200,000,000 shares of the par value of $0.01 per share shall be designated as Common Stock and 5,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock.”

IN WITNESS WHEREOF, the corporation has caused this Certificate of Correction to be executed by its duly authorized officer this 14th day of April, 2014.

PacWest Bancorp

By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	Executive Vice President, General Counsel and Corporate Secretary